EXHIBIT 10.1

GENERAL RELEASE OF CLAIMS AND SEPARATION AGREEMENT
THIS GENERAL RELEASE OF CLAIMS AND SEPARATION AGREEMENT (the
“Release Agreement”) is made and entered into by John Trizzino (“Employee”) and Novavax, Inc. (“Employer” or the “Company”) as of the Effective Date.
WHEREAS, Employer and Employer are parties to an Employment Agreement dated March 3, 2014 that, among other things, includes certain provisions regarding termination of employment and separation pay (“Employment Agreement”);
WHEREAS, Employer has decided to terminate its employment relationship with Employee without Cause as defined under the Employment Agreement effective as of June 20, 2025 (the “Termination Date”);
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Consideration. Regardless of whether Employee signs this Release Agreement and notwithstanding the release set forth in paragraph 2, the Company will pay Employee the compensation earned through the date of termination, any accrued and unused vacation benefits, and vested 401(k) benefits in accordance with terms and conditions of the plan. Employee is entering into this Release Agreement in consideration of, in addition to the other benefits described herein, Employer’s offer of separation pay in the gross amount of $601,777.50, less applicable withholdings and deductions (the “Separation Pay”). Employee hereby accepts the severance offer and agrees to be bound by this Release Agreement. Employer shall pay the Separation Payment in a lump sum within fifteen (15) calendar days after the Effective Date or on the next regularly scheduled pay date, whichever is later. For the avoidance of doubt, the obligation of Employer to provide Employee the Separation Pay, and Employee’s right to retain the same, is expressly conditioned upon Employee’s continued full performance of the Continuing Obligations (as defined below). All payments made by Employer under this Agreement will be reduced by any tax or other amounts required to be withheld by the Employer under applicable law and all other lawful deductions authorized by Employee.
2.General Release of Claims. By signing this Release Agreement, Employee, for and on their own behalf and on behalf of their heirs, executors, administrators, assigns, representatives, agents and beneficiaries, if any, does fully and forever waive, waive, release, and discharge Employer Group (as defined below) of and from any and all Claims (as defined below) arising from the beginning of time up to and including the date on which Employee signs this Agreement. Employee agrees not to file a lawsuit or arbitration to assert any such Claim. Employee further agrees that should any other person, organization or entity file a lawsuit or arbitration to assert any such Claim, Employee will not seek or accept any personal relief in such action.
Notwithstanding any other provision of this Release Agreement, the following are not barred by the Release: (i) Claims relating to the validity of this Release; (ii) Claims by either party to enforce this Release; (iii) Claims which legally may not be waived; (iv) rights to defense and indemnification from the Company pursuant to the terms of the Director Indemnity Agreement dated September 27, 2016 between Employee and the Company; (v) rights under stock option and other equity agreements and plans; (vi) rights to vested retirement and deferred compensation benefits; and (vii) continuing rights Employee has under the Employment agreement to submit business expenses for reimbursement and to invoke the dispute resolution provisions in the event of a dispute under the Employment Agreement. This Release expressly does not include claims that cannot be released as a matter of law. Nothing in this Release Agreement prevents Employee from filing or otherwise instituting a charge with, participating in any investigation or proceeding with, or otherwise cooperating with or providing information to the federal Equal Employment Opportunity Commission, the federal National Labor Relations Board, or any other comparable federal, state, or local government agency. Employee shall not, however, be entitled to any relief, recovery, or monies based on such a charge or based on Employee providing information to or cooperating with such agencies.
For the purpose of this Release, “Claims” include without limitation all actions, rights or demands of any kind that Employee now has, or may have or claim to have in the future. More specifically, Claims include rights, causes of action, damages, penalties, losses, attorneys’ fees, costs, expenses, obligations, agreements, judgments and all other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected. The nature of Claims covered by this Release includes, without limitation, all actions or demands in any way based on Employee’s employment with Employer, the terms and conditions of such employment, or Employee’s separation from employment. More specifically, all of the following are among the types of Claims which are waived and barred by this Release as and to the extent allowable under applicable law:
•Contract claims, whether express or implied;
•Tort claims, such as for defamation or emotional distress;
•Claims under federal, state and municipal laws, regulations, ordinances or court decisions of any kind including, but not limited to, any action under the Fair Labor Standards Act, the Equal Pay Act, the Maryland Equal Pay for Equal Work Law, the Maryland Wage Payment and Collection law as codified at Ann. Code. Md. Labor and Employment, 3-501, et seq., the Maryland Military Family Leave Law, the Maryland Healthy Working Families Act, the Montgomery County Earned Sick and Safe Leave Act, and Maryland workers’ compensation laws;
•Claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, gender identity, handicap and/or disability, national origin, ancestry, marital status, genetic status, source of income, familial status or responsibilities, whistleblowing, or any other legally protected class
•Claims under Title VII of the Civil Rights Act of 1964, as amended, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Maryland Fair Employment Practices Act, the Montgomery County Human Rights Laws, the Americans with Disabilities Act, the Rehabilitation Act, the Pregnancy Discrimination Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act (OWBPA), and similar state and local statutes, laws and ordinances;

•Claims under the Employee Retirement Income Security Act, the Occupational Safety and Health Act, the False Claims Act, the Worker Adjustment and Retraining Notification Act (WARN), the Uniformed Service Employment and Reemployment Rights Act, the National Labor Relations Act, and similar state and local statutes, laws and ordinances;
•Claims for wrongful discharge; and
•Claims for attorneys’ fees, including litigation expenses and/or costs.
The foregoing description of Claims is intended to be illustrative rather than exhaustive.
For the purpose of this Release, “Employer Group” includes without limitation Novavax, Inc. and its respective past, present and future parents, owners, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employee benefit plans and trusts, if any. It also includes all past, present and future managers, members, principals, directors, officers, partners, equity holders, shareholders, agents, employees, attorneys, representatives, consultants, associates, fiduciaries, plan sponsors, administrators and trustees of each of the foregoing, both individually and in their official capacities.
3.COBRA Premiums. If Employee timely elects continued coverage under COBRA, the Company shall pay Employee’s full COBRA premiums to continue Employee’s coverage (including coverage for Employee’s eligible dependents, if applicable) (“COBRA Premiums”) for a period of twelve (12) months beginning on July 1, 2025 (the “COBRA Premium Period”); provided, however, that the Company’s payment of such COBRA Premium benefits will immediately cease if, during the COBRA Premium Period Employee becomes eligible for health insurance coverage through a new employer or Employee ceases to be eligible for COBRA continuation coverage for any reason. In the event Employee becomes covered under another employer’s health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Employee must immediately notify the Company of such event.
4.Restrictive Covenants. Employee acknowledges and reaffirms their obligations with respect to the confidentiality, non-competition, non-solicitation, cooperation, invention assignment, and other restrictive covenants set forth in the Employment Agreement (collectively, the “Continuing Obligations”).
5.Additional Covenants. In addition to the Continuing Obligations in Paragraph 4 above, Employee further agrees as follows:
(a)Employee will not make any disparaging, negative or untrue statements about Employer, including (without limitation) any statements about Employer’s services, business affairs or operations, workplace, officers, directors, or employees. This non- disparagement agreement shall not in any way prevent Employee from (i) disclosing any information in response to a lawful subpoena or court order requiring disclosure of information or (ii) making any statements protected by the National Labor Relations Act pertaining to the terms and conditions of employment.
(b)For the avoidance of doubt, (i) nothing in this Release Agreement or the Continuing Obligations limits, restricts or in any other way affects Employee communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity (or requires Employee to furnish notice to Employer relating to the same) or from exercising Employee’s rights under the National Labor Relations Act to engage in protected, concerted activity, and (ii) Employee cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, that, notwithstanding this immunity from liability, Employee may be held liable if Employee unlawfully accesses trade secrets by unauthorized means.
(c)In addition to existing contractual and common law obligations not to disclose Employer’s confidential information and trade secrets, Employee agrees to keep and not to disclose any and all confidential information (whether written, graphic, oral, committed to memory or otherwise in t heir possession), including, without limitation, such information regarding the operations, licensing and collaborative transactions, product status, study data and/or results, strategies and potential plans and personnel information of Employer, and agrees to maintain the foregoing in strict confidence so long as such information has not been published in a manner generally available to the public
(d)Employee will promptly return all Company property, documents and electronic information in Employee’s possession, except that Employee may temporarily retain the information and Company property needed for Employee to satisfy his obligations under any consulting agreement with the Company.
(e)Employee will, upon the reasonable request of the Company, participate in investigation, prosecution or defense of any matter involving the Company; provided that the Company must reimburse Employee for any reasonable travel and out-of-pocket expenses incurred in providing such participation solely in order to avoid cost to Employee (rather than influence Employee’s participation).
6.Irreparable Harm. Employee acknowledges that the confidentiality, non-disclosure and non-disparagement provisions described in the paragraphs above constitute an essential and material part of this Release Agreement. Employee further recognizes that it may be difficult to place a value on the damages necessary to reasonably and adequately compensate the Company for any breach of any of these provisions. Accordingly, Employee agrees that any breach of these provisions will cause irreparable harm to the Company, and that in the event of such breach, the Company shall have the right to seek an injunction, specific performance or other equitable relief, in addition to any actions that it otherwise may have at law or equity.
7.ADEA Acknowledgment.
(a)Employee acknowledges that they have carefully read and understand the provisions of this Release Agreement. Employee acknowledges the following: (a) this Agreement waives, among other claims, any claims Employee may have under the ADEA;

(b)the Company hereby advises that Employee should consult with an attorney prior to signing this Agreement; (c) Employee may consider the terms of this Agreement for a period of 21 days, and execution of this Agreement is not required before expiration of the 21-day period; (d) Employee may revoke their acceptance of this Agreement within 7 days of signing it; and (e) the Separation Pay will not be made prior to expiration of the 7-day revocation period.

(b) Employee agrees to notify Employer of their acceptance of this Release Agreement by delivering a signed copy by email to Ian Watkins at iwatkins@novavax.com within the time period set forth above. Alternatively, Employee may mail a signed copy of the Release Agreement to: Novavax, Inc., Attn: Ian Watkins, 700 Quince Orchard Road, Gaithersburg, MD 20878.
8.Severability. If any provision of this Release Agreement is or shall be declared invalid or unenforceable by a court of competent jurisdiction, then such provision will be modified only to the extent necessary to cure such invalidity, with a view to enforcing the parties’ intention as set forth in this Release Agreement to the fullest extent permissible. All remaining provisions of this Release Agreement shall not be affected thereby and shall remain in full force and effect.
9.Choice of Law . This Release Agreement shall be governed by the laws of the State of Maryland, without giving effect to the choice of law principles of any state, except to the extent superseded by federal law (e.g., ERISA). Any dispute, difference, question, or claim arising out of or relating to this Release Agreement shall be submitted for resolution to any federal or state court of competent jurisdiction in Maryland, to the exclusion of any other federal or state court, and both parties to this Release Agreement hereby submit to the jurisdiction of any such federal or state courts in Maryland.
10.Employee Certification; Validity of Agreement . Employee certifies that they have carefully read this Release Agreement and has executed it voluntarily and with full knowledge and understanding of its significance, meaning and binding effect. Employee further declares that they are competent to understand the content and effect of this Release Agreement, and that their decision to enter into this Release Agreement has not been influenced in any way by fraud, duress, coercion, mistake or misleading information. Employee has not relied on any information except what is set forth in this Release Agreement.
11.Effective Date. Employee understands that this Release Agreement shall not become effective or enforceable until eight (8) calendar days after Employee delivers and does not revoke a signed copy of this Release Agreement to Employer pursuant to Paragraph 7 above (the “Effective Date”).
12.Breach of Agreement. If Employee materially breaches any of the obligations set forth in this Release Agreement, in addition to all of the remedies available to Employer, Employee will reimburse Employer all amounts paid to Employee as Separation Pay (said amount not to include any earned salary paid hereafter to Employee through the last date of employment and all accrued and unused vacation time). The parties further agree that upon any m a t e r i a l breach of this Release Agreement by either party, the prevailing party will be reimbursed by the other party for all reasonable expenses incurred in connection with any legal action necessary to enforce this Release

Agreement as well as any expenses incurred as a result of the breach of this Release Agreement, including attorney’s fees and costs. This Release Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by Employee and the Chief Executive Officer of the Employer or his or her expressly authorized designee.

13.Execution. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by DocuSign, facsimile, electronic mail (including “pdf”), and any other means of electronic transmission complying with the U.S. federal ESIGN Act of 2000, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
EMPLOYEE HAS READ AND FULLY CONSIDERED THIS RELEASE AGREEMENT AND THE TERMS AND CONDITIONS THEREOF, INCLUDING THE GENERAL RELEASE OF CLAIMS. HAVING ELECTED TO EXECUTE THIS RELEASE AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN AND TO RECEIVE THE BENEFIT OF THESE PROMISES, EMPLOYEE NOW KNOWINGLY AND VOLUNTARILY SIGNS THIS RELEASE AGREEMENT.

Sincerely, NOVAVAX, INC.
Executive Vice President, Chief Legal Officer, and Corporate Secretary

Accepted and agreed:
Signature:      John Trizzino

28-May-25 | 10:04 EDT
Date: